UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 16, 2020

SPX FLOW, INC.
(Exact Name of Registrant as specified in Charter)

Delaware	1-37393	47-3110748
(State or Other Jurisdiction of	(Commission File Number)	(I.R.S. Employer
Incorporation)		Identification No.)

13320 Ballantyne Corporate Place
Charlotte, North Carolina 28277
(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code (704) 752-4400

NOT APPLICABLE
(Former Name or Former Address if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, Par Value $0.01	FLOW	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging Growth Company: ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

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Item 8.01	Other Events

On July 16, 2020, SPX FLOW, Inc. (the “Company”) issued an irrevocable notice of redemption (the “Notice”) with respect to its 5.625% Senior Notes due 2024 (the “2024 Notes”). Pursuant to the Notice, the Company gave holders of the 2024 Notes notice that it will redeem all of the outstanding 2024 Notes on August 15, 2020 (the “Redemption Date”). The 2024 Notes, which have an outstanding principal balance of $300.0 million, will be redeemed in full pursuant to the redemption provisions of the indenture governing the 2024 Notes for a redemption price equal to 102.813% of the principal amount thereof, plus accrued and unpaid interest to, but not including, the Redemption Date. The Company plans to fund the redemption using available cash.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPX FLOW, Inc.

Date: July 16, 2020	By:	/s/ Peter J.Ryan
Peter J. Ryan
Vice President, Secretary and General Counsel

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